UNITED STATES

               Securities and Exchange Commission

                     Washington, D.C. 20549

                      ____________________


                            FORM 8-K
                         CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of
                              1934

                Date of Report - January 18, 2000

      (Date of earliest event reported:  January 17, 2000)

                   EL PASO ENERGY CORPORATION

     (Exact name of registrant as specified in its charter)


Delaware                           001-14365           76-0568816
(State or other jurisdiction (Commission File Number) (I.R.S. Employer
of incorporation)                                  Identification Number)



El Paso Energy Building, 1001 Louisiana Street, Houston, Texas 77002
(Address of principal executive offices)                    (Zip Code)


Registrant's telephone number, including area code: (713) 420-2131

ITEM 5.   OTHER EVENTS.

           On January 17, 2000, El Paso Energy Corporation ("El Paso") entered into an Agreement and Plan of Merger ("Merger Agreement") with The Coastal Corporation ("Coastal") and El Paso Merger Company, a wholly owned subsidiary of El Paso ("Merger Sub"), providing for the merger of Merger Sub with and into Coastal. As a result of the merger, Coastal will become a wholly owned subsidiary of El Paso. The total value of the transaction is approximately $16 billion, including $6 billion of assumed debt and preferred equity, and is expected to be accounted for as a pooling of interests. It is expected that the merger will be completed during the fourth quarter of 2000.

             In  the  merger,  each outstanding share  of  common
      stock and class A common stock of Coastal will be converted into 1.230 shares of common stock of El Paso, each share of $1.19 cumulative convertible preferred stock, series A and $1.83 cumulative convertible preferred stock, series B of Coastal will be converted into 9.133 shares of common stock of El Paso and each share of $5.00 cumulative convertible preferred stock, series C, of Coastal will be converted into 17.980 shares of common stock of El Paso. The total enterprise value of the combined company, based on El Paso's closing price on January 14, 2000, will exceed $32 billion, with an equity value of approximately $19 billion.

           The combined company will be headquartered in Houston, Texas. Ronald L. Kuehn, Jr., currently Chairman, of El Paso, will remain in that position until December 31, 2000. At that time, Wiliam A. Wise, currently El Paso's President and Chief Executive Officer, will assume the position of Chairman in addition to continuing as President and Chief Executive Officer of the combined company. David A. Arledge, currently Coastal's Chairman, President and Chief Executive Officer, will become Vice-Chairman and will oversee the non-regulated operations of the combined company. The Board of Directors for the combined company will consist of 12 directors-seven of whom will be designated by El Paso and five of whom will be designated by Coastal.

           In connection with the execution of the Merger Agreement, El Paso and Coastal entered into stock option agreements pursuant to which each granted the other an option, exercisable in certain circumstances described therein, to purchase a number of shares of the grantor's common stock equal to approximately 14.9% of the number of outstanding shares of common stock of the grantor, without giving effect to the shares issuable upon exercise of the option.

           A joint press release announcing the execution of the Merger Agreement was issued on January 18, 2000, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference. A Merger Presskit, available on El
      Paso's website, is attached hereto as Exhibit 99.2 and is incorporated herein by reference. A script of a video to employees is attached hereto as Exhibit 99.3 and is incorporated by reference.





ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No.    Description

  99.1        Press Release dated January 18, 2000

  99.2        Merger Presskit

  99.3        Script of video to employees





                            SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: January 18, 2000       El Paso Energy Corporation



                            By:   /s/ Jeffrey I. Beason
                                  -----------------------
                            Name:     Jeffrey I. Beason
                            Title:    Senior Vice President
                                      and Controller

                          Exhibit Index


Exhibit No.                Description

  99.1        Press Release dated January 18, 2000

  99.2        Merger Presskit

  99.3        Script of video to employees